Exhibit 10.1

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT
BETWEEN
BARINGS PRIVATE CREDIT CORPORATION
AND
BARINGS LLC

This AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT (this “Agreement”), dated as of November 10, 2021, is between Barings Private Credit Corporation, a Maryland corporation (the “Company”), and Barings LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Company is a non-diversified, closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules promulgated thereunder, the “1940 Act”);

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (together with the rules promulgated thereunder, the “Advisers Act”);

WHEREAS, the Adviser and the Company are party to that certain investment advisory agreement dated as of May 13, 2021 (the “Initial Effective Date”), pursuant to which the Adviser agreed to furnish investment advisory services to the Company (the “Original Agreement”); and

WHEREAS, the Company and the Adviser desire to amend and restate the Original Agreement in its entirety as set forth in this Agreement.

 NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree that, effective as of the date first written above, this Agreement shall supersede the Original Agreement (and the Original Agreement shall be deemed of no further force and effect whatsoever):

1.In General.

The Adviser agrees, all as more fully set forth herein, to act as investment adviser to the Company with respect to the investment of the Company’s assets and to supervise and arrange for the day-to-day operations of the Company and the purchase of assets for and the sale of assets held in the investment portfolio of the Company.

2.Duties and Obligations of the Adviser with Respect to Investment of Assets of the Company.

(a)Subject to the succeeding provisions of this paragraph and subject to the direction and control of the Company’s board of directors (the “Board of Directors”), the Adviser shall act as the investment adviser to the Company and shall manage the investment and reinvestment of the assets of the Company. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company; (iii) execute, close, service and monitor the investments that the Company makes; (iv) determine the securities and other assets that the Company will purchase, retain or sell; (v) perform due diligence on prospective portfolio companies; and (vi) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. Nothing contained herein shall be construed to restrict the Company’s right to hire its own employees or to contract for administrative services to be performed by third parties, including but not limited to, the calculation of the net asset value of the Company’s shares.

(b)In the performance of its duties under this Agreement, the Adviser shall at all times use all reasonable efforts to conform to, and act in accordance with, any requirements imposed by (i) the provisions of the 1940 Act, and of any rules or regulations in force thereunder, subject to the terms of any exemptive order applicable to the Company; (ii) any other applicable provision of law; (iii) the provisions of the Articles of Incorporation and the Bylaws of the Company, as such documents may be amended from time to time; (iv) the investment objectives, policies and restrictions applicable to the Company as set forth in the reports and/or registration statements that the Company files with the Securities and Exchange Commission (the “SEC”), as they may be amended from time to time by the Board of Directors of the Company; and (v) any policies and determinations of the Board of Directors of the Company and provided in writing to the Adviser.

(c)The Adviser will provide significant managerial assistance to those portfolio companies of the Company that the Company agrees to provide such services to as required by the 1940 Act.

(d)The Adviser may engage one or more investment advisers (each, a “Sub-Adviser”) which are registered under the Advisers Act to act as sub-advisers to provide the Company certain services set forth in Section 2(a) of this Agreement, all as shall be set forth in a written contract (each, a “Sub-Advisory Agreement”) to which the Company and the Adviser shall be parties, which Sub-Advisory Agreement shall be subject to approval by the vote of a majority of the members of the Board of Directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Adviser, any sub-adviser, or of the Company (each, a “Non-Interested Director”), cast in person at a meeting called for the purpose of voting on such approval and, to the extent required by the 1940 Act, by the vote of a majority of the outstanding voting securities of the Company and otherwise consistent with the terms of the 1940 Act. The Adviser and not the Company shall be responsible for any compensation payable to any Sub-Adviser; provided, however, that the Adviser shall have the right to direct the Company to pay directly to any Sub-Adviser the amounts due and payable to such Sub-Adviser from the fees and expenses payable to the Adviser under this Agreement.

(e)The Adviser will maintain all books and records with respect to the Company’s securities transactions required by sub-paragraphs (b)(5), (6), (9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act (other than those records being maintained by the administrator to the Company (the “Administrator”) under the administration agreement entered into by and between the Company and the Administrator (as amended from time to time, the “Administration Agreement”), or by the Company’s custodian or transfer agent) and preserve such records for the periods prescribed therefor by Rule 31a-2 of the 1940 Act. The Adviser shall have the right to retain copies, or originals where required by Rule 204-2 promulgated under the Advisers Act, of such records to the extent required by applicable law, subject to observance of its confidentiality obligations under this Agreement.

(f)All investment professionals of the Adviser and its staff, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Company. The Company shall bear all other costs and expenses of its operations and transactions, including, without limitation, those relating to:

(i)organizational and offering expenses;
(ii)fees and expenses incurred in valuing the Company’s assets and computing its net asset value (including the cost and expenses of any independent valuation firm);

(iii)the fees and expenses incurred by the Company or payable to third parties, including lawyers, accountants, auditors, agents, consultants or other advisors, in connection with the Company’s financial, accounting and legal affairs and in monitoring the Company’s investments and performing due diligence on the Company’s prospective portfolio companies or otherwise related to, or associated with, evaluating and making investments, including expenses related to unsuccessful portfolio acquisition efforts;
(iv)all fees, costs and expenses of money borrowed by the Company, including principal, interest and the costs associated with the establishment and maintenance of any credit facilities, other financing arrangements, or other indebtedness of the Company, if any (including commitment fees, accounting and legal fees, closing and other costs);
(v)offerings of the Company’s common stock and other securities;
(vi)investment advisory and management fees payable under Section 6 of this Agreement;
(vii)administration fees;
(viii)transfer agent and custody fees and expenses;
(ix)federal and state registration fees;
(x) all costs of registration and listing the Company’s securities on any securities exchange;
(xi) federal, state and local taxes;
(xii)Non-Interested Directors’ compensation, fees and expenses;
(xiii)costs of preparing and filing reports or other documents required by the SEC or other regulators;
(xiv)costs of any reports, proxy statements or other notices to stockholders, including printing costs;
(xv)costs of holding stockholder meetings;
(xvi)the Company’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums, including independent director liability policies;
(xvii)direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;
(xviii)all third-party legal, expert and other fees, costs and expenses relating to any actions, proceedings, lawsuits, demands, causes of action and claims, whether actual or threatened, made by or against the Company, or which the Company is authorized or obligated to pay under applicable law or its governing agreements or by the Board of Directors;
(xix)subject to Section 7 below, any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company, or against any trustee, director, partner, member or officer of the Company in his capacity as such for which the Company is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency, or settlement of pending or threatened proceedings;
(xx)all travel and related expenses of directors, officers, managers, agents and employees of the Company and the Adviser, incurred in connection with attending meetings of the Board of Directors or holders of securities of the Company or performing other business activities that relate to the Company, including travel and related expenses incurred in connection with the purchase, consideration for purchase, financing, refinancing, sale or other disposition of any investment or potential investment of the Company; provided, however, that the Company shall only be responsible for (A) a proportionate share of such expenses, as determined by the Adviser in good faith, where such expenses were not incurred solely for the benefit of the Company, and (B) expenses incurred in accordance with the Company’s travel expense reimbursement policies;
(xxi)all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board of Directors to or on account of holders of the securities of the Company, including in connection with any dividend reinvestment plan or direct stock purchase plan;
(xxii)all fees, costs and expenses related to (A) the design and maintenance of the Company’s web site or sites and (B) the Company’s allocable share of costs associated with technology-related expenses, including any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or affiliates of the Adviser that is used for the Company, technology service providers and related software/hardware utilized in connection with the Company’s investment and operational activities;
(xxiii)all fees, costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses; provided, however, that the Company shall only be responsible for a proportionate share of such expenses, as determined by the Adviser in good faith, where such expenses were not incurred solely for the benefit of the Company; and
(xxiv)all other non-investment advisory expenses incurred by the Company or the Administrator in connection with administering the Company’s business (including payments under the Administration Agreement based upon the Company’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs).

(g)The Adviser shall give the Company the benefit of its professional judgment and effort in rendering services hereunder, but neither the Adviser nor any of its officers, directors, employees, agents or controlling persons shall be liable for any act or omission or for any loss sustained by the Company in connection with the matters to which this Agreement relates, provided, that the foregoing exculpation shall not apply to a loss resulting from fraud, willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement; provided further, however, that the foregoing shall not constitute a waiver of any rights which the Company may have which may not be waived under applicable law.

(h)The Adviser is hereby authorized, on behalf of the Company and at the direction of the Board of Directors pursuant to delegated authority, to possess, transfer, mortgage, pledge or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, the Company’s investments and other property and funds held or owned by the Company, including voting and providing consents and waivers with respect to the Company’s investments and exercising and enforcing rights with respect to any claims relating to the Company’s investments and other property and funds, including with respect to litigation, bankruptcy or other reorganization.

(i)The Adviser will place orders either directly with the issuer or with any broker or dealer in connection with making investments on the Company’s behalf hereunder. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Adviser will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Adviser will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency. Consistent with this obligation, the Adviser may select brokers on the basis of the research, statistical and pricing services they provide to the Company and other clients of the Adviser. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Adviser determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Adviser to the Company and its other clients and that the total commissions paid by the Company will be reasonable in relation to the benefits to the Company over the long term, subject to review by the Board of Directors of the Company from time to time with respect to the extent and continuation of such practice to determine whether the Company benefits, directly or indirectly, from such practice.

(j)The Adviser will provide to the Board of Directors such periodic and special reports as it may reasonably request.

3.Services Not Exclusive.

Nothing in this Agreement shall prevent the Adviser or any officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, whether or not the investment objectives or policies of any such other person, firm, or corporation are similar to those of the Company, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Adviser or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Adviser will not undertake, and will cause its employees not to undertake, activities which, in its reasonable judgment, will adversely affect the performance of the Adviser’s obligations under this Agreement.

4.Confidentiality.

The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including all “nonpublic personal information,” as defined under the Gramm-Leach-Bliley Act of 1999 (Public law 106-102, 113 Stat. 1138), shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party, except that such confidential information may be disclosed to an affiliate or agent of the disclosing party to be used for the sole purpose of providing the services set forth herein. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is requested by or required to be disclosed to any governmental or regulatory authority, including in connection with any required regulatory filings or examinations, by judicial or administrative process or otherwise by applicable law or regulation. Notwithstanding the foregoing, the Company hereby consents and authorizes the Adviser and its affiliates to use and disclose confidential information relating to the Company in connection with (a) the preparation of performance information relating to the Company and (b) in connection with any contemplated sale of the outstanding equity or assets of the Adviser, Administrator, or any person who may be deemed to “control” either of the Adviser or the Administrator, in each case within the meaning of the 1940 Act.

5.Expenses.

During the term of this Agreement, the Adviser will bear all compensation expense (including health insurance, pension benefits, payroll taxes and other compensation related matters) of its employees and shall bear the costs of any salaries of any officers or directors of the Company who are affiliated persons (as defined in the 1940 Act) of the Adviser.

6.Compensation of the Adviser.

The Adviser, for its services to the Company, will be entitled to receive a management fee (the “Base Management Fee”) and an incentive fee (“Incentive Fee”) from the Company. The fees that are payable under this Agreement for any partial period will be appropriately prorated. The Adviser may elect to defer or waive all or a portion of the fees that would otherwise be paid to it in its sole discretion. Any portion of a fee not taken as to any period shall be deferred without interest and may be taken in any such other period prior to the occurrence of a liquidity event with respect to the Company as the Adviser may determine in its sole discretion.

(a)The Base Management Fee shall be calculated at an annual rate of 0.75% of the Company’s average gross assets, including assets purchased with borrowed funds or other forms of leverage but excluding (i) cash and cash equivalents (as defined below) and (ii) net unsettled purchases and sales of investments. For services rendered under this Agreement, the Base Management Fee shall be payable quarterly in arrears on a calendar quarter basis. The Base Management Fee shall be calculated based on the average value of the Company’s gross assets (excluding (i) cash and cash equivalents and (ii) net unsettled purchases and sales of investments) at the end of the two most recently completed calendar quarters prior to the quarter for which such fees are being calculated; provided, that upon the end of the first calendar quarter following the Company’s initial closing of its private offering of common stock, which, for purposes of this Agreement, occurred on May 10, 2021 (the “Initial Closing”), the Base Management Fee shall be calculated based on the value of the Company’s gross assets (excluding (i) cash and cash equivalents and (ii) net unsettled purchases and sales of investments) as of such calendar quarter-end; provided further, that upon the end of the second calendar quarter following the Initial Closing, the Base Management Fee shall be calculated based on the average value of the Company’s gross assets (excluding (i) cash and cash equivalents and (ii) net unsettled purchases and sales of investments) at the end of each of the first two calendar quarters following the Initial Closing (including the quarter for which such fees are being calculated).

The Base Management Fee for any partial quarter shall be appropriately pro-rated. All or any part of the Base Management Fee not taken as to any quarter shall be deferred without interest and may be taken in any quarter prior to the occurrence of a liquidity event with respect to the Company. For purposes of this Agreement, “cash equivalents” means U.S. government securities, money market fund investments, commercial paper instruments and other similar cash equivalent investments maturing within one year of purchase.

(b)The Incentive Fee is based on the Company’s pre-incentive fee net investment income, as follows:

(i)No portion of the Incentive Fee shall be payable until the completion of the first full calendar quarter following the one-year anniversary of the Initial Effective Date. Upon the completion of the first full calendar quarter following the one-year anniversary of the Initial Effective Date and thereafter, the Incentive Fee shall be determined and paid quarterly in arrears based on the amount by which (x) the aggregate “Pre-Incentive Fee Net Investment Income” (as defined below) in respect of the then-current calendar quarter and the three preceding calendar quarters (the “Trailing Twelve Months”), exceeds (y) the Hurdle Amount (as defined below) in respect of the Trailing Twelve Months. The Hurdle Amount shall be determined on a quarterly basis, and will be calculated by multiplying 8.0% by the average of the Company’s net asset value at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Months. For purposes of this Agreement, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including, without limitation, any accrued income that the Company has not yet received in cash and any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses accrued during the calendar quarter (including, without limitation, the Base Management Fee, administration expenses and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). For the avoidance of doubt, Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

(ii)The calculation of the Incentive Fee for each quarter shall be as follows:

(A)No Incentive Fee shall be payable to the Adviser in any calendar quarter in which the Company’s aggregate Pre-Incentive Fee Net Investment Income for the Trailing Twelve Months does not exceed the Hurdle Amount;

(B)100% of the Company’s aggregate Pre-Incentive Fee Net Investment Income for the Trailing Twelve Months, if any, that exceeds the Hurdle Amount but is less than or equal to an amount (the “Catch-Up Amount”) determined on a quarterly basis by multiplying 8.889% by the average of the Company’s net asset value at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Months. The Catch-Up Amount is intended to provide the Adviser with an incentive fee of 10% on all of the Company’s Pre-Incentive Fee Net Investment Income when the Company’s Pre-Incentive Fee Net Investment Income reaches the Catch-Up Amount for the Trailing Twelve Months; and

(C)For any quarter in which the Company’s aggregate Pre-Incentive Fee Net Investment Income for the Trailing Twelve Months exceeds the Catch-Up Amount, the incentive fee shall equal 10% of the amount of the Company’s Pre-Incentive Fee Net Investment Income for such Trailing Twelve Months, as the Hurdle Amount and Catch-Up Amount will have been achieved.

The amount of the Incentive Fee that shall be paid to the Adviser for a particular quarter shall equal the aggregate Incentive Fee calculated as set forth above in Section 6(b)(i) and Section 6(b)(ii), less the aggregate Incentive Fees that were paid to the Adviser in the preceding three calendar quarters (or portion thereof) comprising the relevant Trailing Twelve Months; provided that, if, in any quarter, (x) the Incentive Fee Cap (as defined below) is zero or a negative value, the Company shall pay no Incentive Fee to the Adviser in that quarter, (y) the Incentive Fee Cap is a positive value but is less than the Incentive Fee calculated as set forth above, the Company shall pay the Adviser the Incentive Fee Cap for such quarter, and (z) the Incentive Fee Cap is equal to or greater than the Incentive Fee calculated as set forth above, the Company shall pay the Adviser the Incentive Fee as calculated above for such quarter without regard to the Incentive Fee Cap.

The “Incentive Fee Cap” in any quarter is an amount equal to (x) 0.50% of the average value of the Company’s gross assets (excluding (i) cash and cash equivalents and (ii) net unsettled purchases and sales of investments) at the end of each quarter during the Trailing Twelve Months and appropriately adjusted for any share issuances or repurchases during the period (the “Average TTM Gross Assets”); or (y) in the event that the Company’s Cumulative Pre-Incentive Fee Net Return (as defined below) during the relevant Trailing Twelve Months is less than 9.0%, the Incentive Fee Cap shall equal 0.20% of the

Average TTM Gross Assets; provided that, if the Incentive Fee Cap as calculated in clause (x) of this definition applies in any quarter, in no event shall any Incentive Fee (or portion thereof) be paid during such quarter to the extent that it would cause the Cumulative Net Investor Return (as defined below) during the relevant Trailing Twelve Months to be reduced to an amount below what the Cumulative Net Investor Return during such period would have been if the Incentive Fee Cap for such quarter had been calculated in accordance with clause (y) of this definition.

For purposes of Section 6(b):

“Cumulative Net Investor Return” during the relevant Trailing Twelve Months means (1) (a) the Company’s aggregate interest income, dividend income and any other income (including, without limitation, any accrued income that the Company has not yet received in cash and any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies, but excluding, for the avoidance of doubt, any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation) accrued during the period, minus the Company’s operating expenses accrued during the period (including, without limitation, the Base Management Fee, administration expenses, any interest expense and dividends paid on any issued and outstanding preferred stock and the Incentive Fee) in respect of the Trailing Twelve Months less (b) any Net Capital Loss (if positive), in respect of the Trailing Twelve Months, divided by (2) the average of the Company’s net asset values measured at the beginning of each quarter in the Trailing Twelve Months.

“Cumulative Pre-Incentive Fee Net Return” during the relevant Trailing Twelve Months means (1) (a) the aggregate Pre-Incentive Fee Net Investment Income in respect of the Trailing Twelve Months less (b) any Net Capital Loss (if positive), in respect of the Trailing Twelve Months, divided by (2) the average of the Company’s net asset values measured at the beginning of each quarter in the Trailing Twelve Months.

“Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses on the Company’s assets, whether realized or unrealized, in such period and (ii) aggregate capital gains or other gains on the Company’s assets, whether realized or unrealized, in such period.

7.Indemnification.

The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Adviser. The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs, demands, charges, claims and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of any actions or omissions or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this

Section 7 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of fraud, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

8.Duration and Termination.

(a)This Agreement shall become effective as of the Initial Effective Date. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, (i) by the vote of a majority of the outstanding voting securities of the Company, or (ii) by the vote of the Company’s Board of Directors, or (iii) by the Adviser upon 90 days’ written notice. The provisions of Section 7 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 6 through the date of termination or expiration.

(b)This Agreement shall continue in effect for two years from the Initial Effective Date and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board of Directors, or by the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of a majority of the Non-Interested Directors in accordance with the requirements of the 1940 Act.

(c)This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

9.Commodity Futures Trading Commission.

In respect of the Company, the Adviser will rely on an exemption from registration as a commodity trading advisory (“CTA”) under Commodity Futures Trading Commission Rule 4.14(a)(8) and will provide commodity interest trading advice to the Company as if it were exempt from registration as a CTA.

10.Notices.

Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

11.Amendment of this Agreement.

This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the 1940 Act.

12.Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

13.Miscellaneous.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

14.Counterparts.

This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the date first written above.

BARINGS PRIVATE CREDIT CORPORATION, a Maryland Corporation
By:	/s/ Jonathan Landsberg
	Name:	Jonathan Landsberg
	Title:	Chief Financial Officer

BARINGS LLC, a Delaware limited liability company

By:	/s/ Jon Bock
	Name:	Jon Bock
	Title:	Managing Director

[Signature Page to Amended and Restated Investment Advisory Agreement]